UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2007

Intelligentias, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Twin Dolphin Drive, 6th Floor Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (650) 632-4526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 2) amends and supplements Intelligentias, Inc.’s Current Report on Form 8-K dated June 7, 2007 (the “Original Report”). The Original Report is being amended by this Form 8-K/A to include a revise description of the transactions and to provide audited financial statements, unaudited interim financial statements and unaudited pro forma condensed combined financial statements as required by Item 9.01 of Form 8-K.

Item 1.01 Entry Into a Material Definitive Agreement

On April 26, 2007, the Registrant entered into a final agreement to acquire all of the outstanding common stock of Systeam Italy SpA from Systeam US, Inc., in consideration for consideration for assuming net liabilities of approximately $6,941,730 (the “Agreement”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which was included as Exhibit 9.01 to the Company's Current Report on Form 8-K/A filed April 30, 2007 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposal of Assets

On June 7, 2007, the Registrant completed the acquisition of all of the outstanding common stock of Systeam Italy SpA from Systeam US, Inc. Further information about the acquisition is provided above under Item 1.01 of this Current Report.

On June 7, 2007, the Registrant signed an agreement to purchase all of the outstanding common stock of Datakom Gesellschaft fuer Datenkommunikation mbH (“Datakom”) for cash consideration of US$10,500,000 and 14,000,000 Restricted Shares of the Registrant’s common stock (the “Stock Agreement”).  Two million dollars ($2,000,000) of the cash consideration was immediately paid and the remaining $8,500,000 is payable within 8 weeks after the distribution of a Private Placement Memorandum associated with the sale of the Registrant’s common stock. In addition to the initial dollar price and stock price, Datakom may receive additional cash of between US$1,000,000 and US$2,000,000 and additional Restricted Stock of the Registrant of between 6,600,000 shares and 20,300,000 shares depending on the 2007 EBITDA, as defined in the Stock Agreement, of Datakom.

The foregoing description of the Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed June 7, 2007 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

  (a)  Financial statements of business acquired.

The audited financial statements for Systeam Italy SpA as of December 31, 2006 and for the year ended December 31, 2006 and for the period from February 9, 2005 (inception) through December 31, 2005 and the unaudited interim financial statements as of and for the three months ended March 31, 2007 are included as Exhibit 99.1 hereof.

The audited consolidated financial statements for Datakom GmbH as of December 31, 2006 and for the years ended December 31, 2005 and 2006 and the unaudited interim financial statements as of and for the three months ended March 31, 2007 are included as Exhibit 99.2 hereof.

  (b)  Pro forma financial information.

The unaudited pro forma condensed combined financial information for Intelligentias, Inc. for the year ended December 31, 2006 and as of and for the three months ended March 31, 2007 are included as Exhibit 99.3 hereof.

  (d)  Exhibits.

Exhibit	Description

99.1

Audited financial statements for Systeam Italy SpA as of December 31, 2006 and for the year ended December 31, 2006 and for the period from February 9, 2005

(inception) through December 31, 2005 and the unaudited interim financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and 2006.

99.2

Audited consolidated financial statements for Datakom GmbH as of December 31, 2006 and for the years ended December 31, 2005 and 2006 and the unaudited interim financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and 2006.

99.3	Unaudited pro forma condensed combined financial information for Intelligentias, Inc. for the year ended December 31, 2006 and as of and for the three months ended March 31, 2007.

99.4	Unaudited Reconciliation of Datakom GmbH's balance sheet as of December 31, 2006 and income statements for the year then ended, from the unaudited German GAAP to US GAAP.

99.5	Unaudited reconciliation of Systeam Italy SpA's balance sheet as of December 31, 2006 and income statement for the year then ended, from the unaudited Italian GAAP to US GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENTIAS, INC.
(Registrant)

Signature	Title	Date

/s/ Ian Rice	Chief Executive Officer	September 4, 2007
Ian Rice

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